THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

SECURED PROMISSORY NOTE

Issuance Date: March 26, 2014	$33,000,000

For value received, Retrophin, Inc., a Delaware corporation (the “Issuer”) hereby promises to pay to the order of Loring Creek Holdings LLC, a California limited liability company, Lloyd Glenn and Matthias Kurth  (collectively, the “Holders”) the original aggregate principal amount of THIRTY-THREE MILLION DOLLARS ($33,000,000), on the terms set forth below (this Secured Promissory Note, together with and any notes issued in substitution therefor from time to time as permitted hereunder, as any of the same may be amended, restated, supplemented or otherwise modified from time to time, are referred to herein as this “Note”).

Section 1.                      Payment of Interest.  This Note shall be a non-interest-bearing obligation.

Section 2.                      Payment of Principal on Note.

(a)      Regularly Scheduled Payments.  The outstanding aggregate principal under this Note shall be due and payable in three (3) consecutive payments, each in the amount of ELEVEN MILLION DOLLARS ($11,000,000), due and payable on June 26, 2014, on September 26, 2014 and on December 12, 2014 (the “Maturity Date”).

(b)      Prepayment.  The Issuer may prepay this Note in whole or in part at any time and from time to time upon one (1) Business Day prior notice to the Holders. All prepayments of principal shall be applied to the scheduled payments in the order of their maturity.

(c)  Public Equity Financing.  For the period beginning on the Issuance Date and ending on the Maturity Date, the Issuer shall allocate the proceeds of any public equity financing to the prompt and preferential satisfaction of the Issuer’s obligations under this Note.

Section 3.                 Events of Default.

(a)           Definition.  For purposes of this Note, an “Event of Default” shall be deemed to have occurred if:

(i)           the Issuer fails to pay when due and payable (whether at maturity or otherwise) any principal on this Note, and such failure to pay any such amount is not cured within fifteen (15) days after receipt of written notice from the Holders of such failure;

(ii)           the Issuer makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Issuer bankrupt or insolvent; or any order for relief with respect to Issuer is entered under the Federal Bankruptcy Code; or Issuer petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Issuer, or of any substantial part of the assets of Issuer, or commences any proceeding relating to Issuer under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Issuer and either (A)  Issuer by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty (60) days;

(iii)           the Issuer fails to observe the terms of Section 10 of the Pledge Agreement (as defined below); or

(iv)           the Guarantor fails to observe the terms of Section 6(b), Section 7(a) or Section 7(b) of the Security Agreement, dated as of the date hereof (the “Security Agreement”), among Guarantor and the Holders, and such failure is not cured within fifteen (15) days after receipt of written notice from the Holders of such failure.

(b)           The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions.

(c)           Consequences of Events of Default.

(i)           If an Event of Default of the type or types described in Section 3(a) above has occurred, the aggregate principal amount of the Note shall become immediately due and payable without any action on the part of any Holder, and the Issuer shall promptly pay to the Holders all amounts due and payable with respect to the Note.

(ii)           The Holders shall also have any other rights which such Holders may have pursuant to applicable law.

The Issuer hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note and expressly agrees that at the option of the Holders, this Note, or any payment hereunder, may be extended from time to time and that the Holders may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Issuer hereunder.

Section 4.                      Amendment and Waiver.  Except as otherwise expressly provided herein, the provisions of the Note may be amended and the Issuer may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Issuer has obtained the written consent of the Holders.

Section 5.                      Definitions.  For purposes of this Note the following terms shall have the respective meanings set forth in this Section 5.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.

“Guarantor” means Manchester Pharmaceuticals LLC, a California limited liability company.

“Membership Interests” shall mean the membership interests in Guarantor.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), trust, association, entity or any governmental authority.

Section 6.                      Transfers. Without the prior written consent of the Issuer, the Holders may not at any time assign their interest in this Note. Any such “transfer” will be made in accordance with applicable securities laws.  In the event any Holder (or any subsequent holder) assigns, disposes of, grants a participation in or otherwise transfers all or any portion of this Note, the terms of this Note shall be binding upon the permitted successors and assigns of such Holder (or any subsequent holder), as provided herein.

Section 7.                      Replacement.  Upon receipt of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, upon receipt of an indemnity reasonably satisfactory to the Issuer or, in the case of any such mutilation, upon the surrender and cancellation of this Note, the Issuer, at its expense, shall execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note.  Any Note in lieu of which any such new Note has been so executed and delivered by the Issuer shall not be deemed to be an outstanding Note.

Section 8.                      Waivers.  Except as expressly set forth herein, Issuer hereby waives presentation for payment, demand, notice of nonpayment and notice of protest with respect to this Note.

Section 9.                      Cancellation.  After all principal on this Note has been paid in full, this Note shall be surrendered to the Issuer for cancellation and shall not be reissued.

Section 10.                      Form of Payments.  All payments to be made to the Holders of this Note shall be made in the lawful money of the United States of America by wire transfer in immediately available funds.

Section 11.                      Place of Payment.  Each payment hereunder shall be made by wire transfer to Holders in accordance with the wiring instructions provided to Issuer by Holders prior to the date hereof, or to such other address or to the attention of such other Person as specified by prior written notice from the Holders to the Issuer.

Section 12.                      Notices.  All notices hereunder shall be given in accordance with Section 9.1 of the Membership Interest Purchase Agreement, dated as of the date hereof, by and among the Issuer and the Holders.

Section 13.                      Attorney’s Fees.  Should any claim or action (a “Proceeding”) commence between the parties concerning or arising out of this Note, whether it be an action for damages or equitable or declaratory relief, or both, the prevailing party in such Proceeding is entitled to reasonable and documented out of pocket costs and expenses of such claim or action, including reasonable and documented attorneys’ fees in relation to the Proceeding and those incurred in post-judgment motions and collection actions, enforcing any judgment granted therein, and bankruptcy litigation, as an element of such party’s costs, in addition to other relief as may be granted by the court in a final non-appealable judgment, whether or not such action is prosecuted to judgment.  Any judgment or order entered in such Proceeding will contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such judgment.

Section 14.                      Business Days.  If any payment is due, or any time period for giving notice or taking action expires, on a day other than a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the next Business Day immediately following such date.

Section 15.                      Governing Law.  This Note and all matters arising hereunder or in connection herewith shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 16.                      Successors and Assigns.  This Note and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Issuer and the transferees, successors and assigns of the Holders.

THIS SECURED PROMISSORY NOTE IS SECURED BY A MEMBERSHIP INTEREST PLEDGE AGREEMENT OF EVEN DATE HEREWITH (THE “PLEDGE AGREEMENT”) BY AND BETWEEN ISSUER AND HOLDERS.

[Signature pages follow]

IN WITNESS WHEREOF, the Issuer has executed and delivered this Note on the date first set forth above.

RETROPHIN, INC. By: /s/ Marc Panoff Name: Marc Panoff Title: Chief Financial Officer

[Signature Page to Secured Promissory Note]